FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

        Date of Report (date of earliest event reported): April 23, 2003


                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)




   Virginia                      32-0045263                     0-50230
(State or other    (I.R.S. Employer incorporation or    (Commission File Number)
jurisdiction of                organization)
Identification No.)



                             1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)


                                (703) 312-9500
              (Registrant's telephone number including area code)



Item 5. Other Events and Regulation FD Disclosure


1. On April 23, 2003, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing that the board of directors has authorized stock repurchases from time to time of up to 14 million shares of common stock, or approximately 10% of the total shares outstanding.The company also announced post-merger officer appointments. A complete copy of the press release is furnished herewith as Ex. 99.1.

     Ex. 99.1 Press Release Dated April 23, 2003.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
        Emanuel J. Friedman
        Co-Chairman and Co-Chief Executive Officer